UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2004

Coinmach Corporation

(Exact name of registrant as specified in its charter)

Delaware	033-49830	53-0188589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Sunnyside Boulevard Suite 70, Plainview, New York		11803

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (516) 349-8555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     Intercompany Note

     On November 24, 2004, Coinmach Service Corp. (“CSC”) completed its initial public offering (the “IPO”) of income deposit securities (“IDSs”), and the shares of Class A common stock and 11.0% senior secured notes underlying such IDSs (the “IDS Notes”), as well as its separate offering of senior secured notes having the same terms as the IDS Notes (the “Third Party Notes”). The IDSs and Third Party Notes were offered and sold pursuant to an effective registration statement on form S-1 (File No. 333-114421) filed with the Securities and Exchange Commission.

     Pursuant to a series of transactions related to the IPO (collectively, the “Transactions”), Coinmach Corporation (the “Company”) became an indirect subsidiary of CSC. As part of the Transactions, CSC used a portion of the IPO proceeds to make an intercompany loan to the Company in an original principal amount of approximately $79.6 million, which loan was evidenced by an intercompany note. Interest under the intercompany note accrues at an annual rate of 10.95% and is payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2005, and is due and payable in full on December 1, 2024.

     The intercompany note is a senior unsecured obligation of the Company, ranks equally in right of payment with all existing and future senior indebtedness of the Company and ranks senior in right of payment to all existing and future subordinated indebtedness of the Company. The Company’s domestic restricted subsidiaries guarantee the intercompany note on a senior unsecured basis.

     On December 21, 2004, the underwriters exercised a portion of their overallotment option for 578,199 IDSs. CSC used a portion of the proceeds from the underwriters partial exercise of the overallotment option to loan an additional $2,130,085.12 to the Company, which loan was evidenced by an increase in the intercompany note. As of the date hereof, the outstanding principal amount under the intercompany note is $81,670,083.93.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

     Item 1.01 hereof is incorporated by reference.

Item 7.01 Regulation FD Disclosure

     On December 21, 2004, the Company distributed a portion of the proceeds evidenced by the intercompany note to Coinmach Laundry Corporation, the direct subsidiary of CSC and the sole stockholder and direct parent of the Company.

     A copy of the press release issued by CSC in connection with the underwriters partial exercise of the overallotment option is attached as Exhibit 99.1 to this current report on Form 8-K.

     The information in this item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

*99.1 Press Release issued December 17, 2004 entitled “Coinmach Service Corp. Announces Overallotment Option Exercise For 578,199 IDSs.”

* Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coinmach Corporation
Dated: December 23, 2004	By:	/s/ Robert M. Doyle
		Name:	Robert M. Doyle
		Title:	Chief Financial Officer, Senior Vice President, Secretary and Treasurer

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued December 17, 2004 entitled “Coinmach Service Corp. Announces Overallotment Option Exercise For 578,199 IDSs.”